UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  September 27, 2012

HARBINGER GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-4219 (Commission File No.)	74-1339132 (IRS Employer Identification No.)

450 Park Avenue, 27th Floor, New York, New York 10022 (Address of principal executive offices)

(212) 906-8555
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      Regulation FD Disclosure.

On September 27, 2012, Spectrum Brands Holdings, Inc. (“SBH”; NYSE: SPB), a majority-owned subsidiary of Harbinger Group Inc. (NYSE: HRG), issued a press release (the “Spectrum Press Release”) announcing that SBH’s wholly-owned subsidiary, Spectrum Brands, Inc. (“SBI”), had made a voluntary prepayment of $100 million to further reduce its original Senior Secured Term Loan of $750 million to $370 million as part of its ongoing program to reduce leverage.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the text of the Spectrum Press Release. Interested parties should read the Spectrum Press Release and SBH’s other announcements and public filings regarding the voluntary prepayment and any changes or other announcements related thereto (if any), by visiting SBH’s website (www.spectrumbrands.com) and its filings with the Securities and Exchange Commission (www.sec.gov).

None of SBH’s or SBI’s reports or filings, including any filings with the Securities and Exchange Commission or materials on SBH’s website, are or shall be deemed to be incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HARBINGER GROUP INC.

By:	/s/ Thomas A. Williams
Name: Thomas A. Williams
Title: Executive Vice President and Chief Financial Officer

Dated:  September 27, 2012

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